As filed with the Securities and Exchange Commission on August 23, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ZC GOLD Jewelry INC

(Exact name of Registrant as specified in its charter)

Colorado	3911	99-4351407
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1312 17th Street Suite 1421

Denver CO 80202

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

1312 17th Street Suite 1421

Denver CO 80202

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

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As filed with the Securities and Exchange Commission on August 23, 2024.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities nor may we accept offers to buy these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Ordinary Shares

1,000,000 Shares of Class A Common Stock

This is the initial public offering of ZC GOLD Jewelry INC (the “Company” or “ZC”). No public market currently exists for our common stock. We are offering 1,000,000 shares of our Class A common stock. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. We expect the public offering price will be $      per share. This price reflects our assessment of the price at which investors might be willing to participate in this offering, based on, among other things, the market values and various valuation measures of other companies engaged in activities similar to ours. We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “ZCXX”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the U.S. federal securities laws and, as such, will be subject to reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Emerging Growth Company.” Investing in ZC's common stock involves a high degree of risk. See “Risk Factors” commencing on page .

	PER SHARE	TOTAL
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$
(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[●], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

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As filed with the Securities and Exchange Commission on August 23, 2024.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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As filed with the Securities and Exchange Commission on August 23, 2024.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares discussed under “Risk Factors” before deciding whether to buy our Ordinary Shares.

Our Mission

To create a more elegant, sustainable, actual and compassionate jewelry industry.

Our Company

ZC GOLD is an innovative, customer-first jewelry company, and a global leader in customized jewelry. We offer exclusive designs with superior craftsmanship and supply chain transparency, delivered to customers through a highly personalized omnichannel experience.

Our mission is to create a elegant, sustainable, actual and compassionate jewelry industry, and we are proud to offer customers distinctive and thoughtfully designed products that they can truly feel good about wearing.

Founded in 2023, we are a jewelry manufacturer, designer, wholesaler and retailer. While focusing on our mission and enhancing the omni-channel customer experience, we have gathered a group of high-quality management elites and research and development personnel, and set up a management team and marketing team with strong sense of responsibility, willingness to pay, and the courage to open up the market, which has rapidly expanded the scale of our business. At present, the company has established a vertically integrated business model and a huge sales network that can directly reach all over the world, providing services to our customers through an intuitive digital business platform and offline showrooms.

Our Opportunity

Global Jewelry Market

The global jewelry industry was estimated to be approximately $300 billion in 2023. Despite its size, the jewelry industry is highly fragmented and includes players like mall jewelers, local independent stores, and department stores, among others. According to The Bain Report, approximately 65% of the diamond jewelry retail industry is composed of small retailers. Many small jewelry retailers are struggling to address evolving consumer preferences for personalization and e-commerce, and are further limited by reduced purchasing power and an inventory-heavy model. Many mall jewelers have also been slow to modernize an outdated retail experience, and face declining foot traffic. We believe the rapidly changing industry provides ample opportunity for ZC GOLD to take share.

Our Difference

We are changing the way people shop for fine jewelry by offering a joyful, personalized, and meaningful jewelry experience. We believe ZC GOLD has the right omnichannel model, award-winning designs, and mission-driven brand to serve the next generation fine jewelry consumer.

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As filed with the Securities and Exchange Commission on August 23, 2024.

Risk Factors Summary

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have limited sources of working capital and will need substantial additional financing.

Increases in the costs of diamonds, other gemstones and precious metals, lead times, supply shortages, and supply changes could disrupt our business and have an adverse effect on our operations, financial condition, and results.

If we do not build brand awareness and brand loyalty, our business may suffer.

If we fail to cost-effectively turn existing customers into repeat customers or to acquire new customers, our business, financial condition, and results of operations would be harmed.

Acquisitions, strategic investments, partnerships, or alliances could be difficult to identify, pose integration challenges, divert the attention of management, disrupt our business, dilute stockholder value, and adversely affect our business, financial condition, and results of operations.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

There may not be an active, liquid trading market for our Ordinary Shares.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

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As filed with the Securities and Exchange Commission on August 23, 2024.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

We are an emerging growth company and a smaller reporting company, and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our common stock less attractive to investors.

We do not intend to pay cash dividends for the foreseeable future, and as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

Implications of Being an Emerging Growth Company

Implications of Our Being an “Emerging Growth Company”

On September 9, 2022, the SEC adopted inflation adjustments mandated by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, an “emerging growth company” will lose its emerging growth company status on the last day of the fiscal year in which it has $1.235 billion or more in total. As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. “An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●     may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●     are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●     are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●     are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●     are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●     are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●     will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

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As filed with the Securities and Exchange Commission on August 23, 2024.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●     the requirement that a majority of the board of directors consist of independent directors;

●     the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●     the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●     the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

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As filed with the Securities and Exchange Commission on August 23, 2024.

Offerings

Below is a summary of the terms of the offering:

Issuer	ZC GOLD Jewelry INC

Securities Being Offered	1,000,000 Ordinary Shares (or 1,150,000 shares if the underwriters exercise their option to purchase additional common stock in full).

Option to purchase additional shares of common stock	The underwriters have a 30-day option extending from the date of this prospectus to purchase up to an additional 150,000 shares of common stock from us to cover over-allotments.

Offering Price	We expect that the initial public offering price will be US$ per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	10,000,000 Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	11,000,000 Ordinary Shares (or 11,150,000 Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote.

Dividend policy	After the consummation of this offering, we do not anticipate that we will declare or pay cash dividends on our common stock in the foreseeable future, as we intend to invest any future earnings in the development and growth of our business.

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Listing	We have applied to list our shares of common stock on Nasdaq Capital Market under the symbol “ZCXX”. No assurance can be given that our listing will be approved by Nasdaq or that a trading market will develop for our common stock. We will not proceed with this offering in the event our common stock is not approved for listing on Nasdaq.

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

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As filed with the Securities and Exchange Commission on August 23, 2024.

RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have grown rapidly in the past year and our recent growth rates and financial results should not be considered indicators of our future performance. In order to effectively manage and leverage our growth, we must continue to expand our sales and marketing, focus on innovative product and website development, and upgrade our management information systems. Our continued growth has in the past and may in the future strain our existing resources and we may experience ongoing operational difficulties in managing our operations in numerous jurisdictions, including difficulties in recruiting, training and managing a dispersed and growing employee base. Failure to expand and maintain our company culture through growth may harm our future success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate goals.

The industry is evolving rapidly and may not evolve as we expect. Even if our net sales continue to grow, our net sales growth rate may decline in the future due to a variety of factors, including macroeconomic factors, changes in supply and supply chain, changes in consumer preferences, increased competition and the maturation of our business. Accordingly, you should not rely on our net sales growth rates for any prior period as an indicator of our future performance. Our overall growth in net sales will depend on many factors, including our ability to:

1) price our products and services effectively so that we can attract new customers and expand our relationships with existing customers.

2) accurately forecast our net sales and plan our operating expenses.

3) compete successfully with other companies that are or may be entering our competitive market in the future and respond to developments in those competitors, such as pricing changes and the introduction of new products and services.

4) Complying with existing and new laws and regulations that apply to our business.

5) Successfully expanding into existing markets and entering new markets, including new geographic areas and categories.

6) The successful introduction of new products and enhancements to our products and services and their features, including in response to new trends or competitive dynamics or customer needs or preferences.

7) Successfully identifying and acquiring or investing in businesses, products or technologies that we believe will complement or expand our business.

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As filed with the Securities and Exchange Commission on August 23, 2024.

8) Avoiding disruptions or interruptions in the distribution of our products and services.

9) Providing quality support to our customers that meets their needs.

10) Hiring, integrating and retaining talented sales, customer service and other personnel.

11) Effectively managing the growth of our business, personnel and operations, including the opening of new showrooms.

12) Effectively managing the costs associated with our business and operations.

13) Maintaining and enhancing our reputation and brand value.

Because of our limited history of operating our business at our current scale, it is difficult to assess our current operations and future prospects, including our ability to plan for and model future growth. Our limited operating experience at this scale, combined with the rapidly evolving nature of the markets in which we sell our products and services, the significant uncertainty about how these markets will develop and other economic factors beyond our control, reduces our ability to accurately forecast quarterly or annual revenues. Failure to effectively manage our future growth could adversely affect our business, financial condition and results of operations.

We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business strategy will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and revenues generated by us. No assurance can be given that we will have revenues sufficient to sustain our operations or that we would be able to obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

We may need to engage in capital-raising transactions in the near future. Such financing transactions may well cause substantial dilution to our shareholders and could involve the issuance of securities with rights senior to the outstanding shares. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of its business model and offering terms. There is no assurance that we will be able to obtain any such additional capital through asset sales, equity or debt financing, or any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our Ordinary Shares and Ordinary Share equivalents would be materially negatively impacted and we may cease our operations.

Increases in the costs of diamonds, other gemstones and precious metals, lead times, supply shortages, and supply changes could disrupt our business and have an adverse effect on our operations, financial condition, and results.

Meeting customer demand partially depends on our ability to obtain timely and adequate delivery of materials for our products and services. We are therefore subject to the risk of shortages and long lead times in the supply of these materials, and the risk that our suppliers discontinue or modify materials used in our products.

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As filed with the Securities and Exchange Commission on August 23, 2024.

In addition, the lead times associated with certain materials are lengthy and may impede or preclude rapid changes in design, quantities, and delivery schedules. Our ability to meet increases in demand has been, and may in the future be, impacted by our reliance on the availability of materials. We have in the past and may in the future experience supply shortages, and the predictability of the availability of these materials may be limited. In the event of a shortage or interruption of supply of these materials, we may not be able to develop alternate sources in a timely or cost-effective manner. Developing alternate sources of supply for these materials may be time-consuming, difficult, and costly, and we may not be able to source these materials on terms that are acceptable to us, or at all, which may undermine our ability to fill orders in a timely manner. Any interruption or delay in the supply of any of these parts or materials, or the inability to obtain these materials from alternate sources at acceptable prices and within a reasonable amount of time, would harm our ability to timely ship products to our customers.

Moreover, volatile economic conditions may make it more likely that our suppliers and logistics providers may be unable to timely deliver supplies, or at all, and there is no guarantee that we will be able to timely locate alternative suppliers of comparable quality at an acceptable price. The loss of a significant supplier, an increase in materials costs, or delays or disruptions in the delivery of materials, could adversely impact our ability to generate future net sales and earnings and have an adverse effect on our business, financial condition, and operating results.

If we do not build brand awareness and brand loyalty, our business may suffer.

The importance of brand recognition will increase as competition in our market increases. Successfully promoting and positioning of our brand will depend largely on the effectiveness of our marketing efforts, our ability to offer reliable and desirable products at competitive rates, and customer perceptions of the value of our products. If our planned marketing efforts are ineffective or if customer perceptions change regarding the effectiveness of our products, we may need to increase our financial commitment to creating and maintaining brand awareness and loyalty among customers, which could divert financial and management resources from other aspects of our business or cause our operating expenses to increase disproportionately to our revenues. This would cause our business and operating results to suffer.

If we fail to cost-effectively turn existing customers into repeat customers or to acquire new customers, our business, financial condition, and results of operations would be harmed.

The growth of our business is dependent upon our ability to continue to grow by cost-effectively turn existing customers into repeat customers and adding new customers. Although we believe that many of our customers originate from word-of-mouth and other non-paid referrals, we expect to continue to expend resources and run marketing campaigns to acquire additional customers, all of which could impact our overall profitability. If we are not able to continue to expand our customer base or fail to retain customers, our net sales may grow more slowly than expected or decline.

Gaining market acceptance of the e-commerce and omnichannel approach to shopping for fine jewelry is critical to our continued customer retention and growth. Historically, consumers have been slower to adopt online shopping for fine jewelry than e-commerce offerings in other industries like consumer electronics and apparel. Transitioning the consumer in-store experience to an online platform for fine jewelry is difficult because jewelry tends to be a considered and high-value purchase that consumers like to physically see and touch before making a purchase. Changing traditional fine jewelry retail habits is difficult, and if consumers and retailers do not embrace the transition to an e-commerce and omnichannel fine jewelry retail experience as we expect, our business and operations could be harmed. Moreover, even if more consumers begin to shop for fine jewelry online, if we are unable to address their changing needs and anticipate or respond to market trends and new technologies in a timely and cost-efficient manner, we could experience increased customer churn and other negative impacts on our business and results of operations.

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As filed with the Securities and Exchange Commission on August 23, 2024.

Our ability to attract new customers and increase net sales from existing customers also depends in large part on our ability to enhance and improve our existing products and to introduce new products and services, in each case, in a timely manner. We also must be able to identify and originate trends, as well as anticipate and react to changing consumer demands in a timely manner. The success of new products and services depends on several factors, including their timely introduction and completion, sufficient demand, and cost effectiveness. We are building and improving machine learning models and other technological capabilities to drive improved customer experience, as well as efficiencies in our operations, such as virtual try-ons, virtual appointments with jewelry specialists, optimized payment processing and customer service, and automated key support workflows. While we expect these technologies to lead to improvements in the performance of our business and operations, including inventory prediction and customer traffic prediction and management, any flaws or failures of such technologies could cause interruptions or delays in our service, which may harm our business.

Our number of customers may decline materially or fluctuate as a result of many factors, including, among other things:

•     dissatisfaction with the quality, pricing of, or changes we make to our products and services;

•     the quality, consumer appeal and price of products and services offered by us;

•      intense competition in the fine jewelry retail industry, including certain competitors ability to offer lower prices by not charging sales tax;

•      negative publicity related to our brand;

•      lack of market acceptance of our business model, particularly in new geographies where we seek to expand; or

In addition, if we are unable to provide high-quality support to customers or help resolve issues in a timely and acceptable manner, our ability to attract and retain customers could be adversely affected. If our number of customers declines or fluctuates for any of these or other reasons, our business would suffer.

Acquisitions, strategic investments, partnerships, or alliances could be difficult to identify, pose integration challenges, divert the attention of management, disrupt our business, dilute stockholder value, and adversely affect our business, financial condition, and results of operations.

Our success will depend, in part, on our ability to expand our services and grow our business in response to changing technologies, customer demands, and competitive pressures. In some circumstances, we may choose to expand our services and grow our business through the acquisition of complementary businesses and technologies rather than through internal development. The identification of suitable acquisition candidates can be difficult, time-consuming, and costly, and we may not be able to successfully complete identified acquisitions. In addition, once we have completed an acquisition, we may not be able to successfully integrate the acquired business. The risks we face in connection with acquisitions include:

•     an acquisition may negatively affect our financial results because it may require us to incur charges or assume substantial debt or other liabilities, may cause adverse tax consequences or unfavorable accounting treatment, may expose us to claims and disputes by stockholders and third parties, including intellectual property claims and disputes, may not generate sufficient financial return to offset additional costs and expenses related to the acquisition, or may not perform as well financially as expected;

•     we may encounter difficulties or unforeseen expenditures in integrating the business, offerings, technologies, personnel, or operations of any company that we acquire, particularly if key personnel of the acquired company decide not to work for us;

•     an acquisition may disrupt our ongoing business, divert resources, increase our expenses, and distract our management;

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•     an acquisition may result in a delay or reduction of customer purchases for both us and the company acquired due to customer uncertainty about continuity and effectiveness of service from either company;

•     we may encounter difficulties in, or may be unable to, successfully sell any acquired products;

•     our use of cash to pay for an acquisition would limit other potential uses for our cash;

•     if we incur debt to fund such acquisition, such debt may subject us to material restrictions on our ability to conduct our business, as well as financial maintenance covenants; and

•     if we issue a significant amount of equity securities in connection with future acquisitions, existing stockholders may be diluted and earnings per share may decrease.

The occurrence of any of these foregoing risks could adversely affect our business, financial condition, and results of operations, and expose us to unknown risks or liabilities.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

Prior to the completion of this offering, our Ordinary Shares were not traded on any market. Any active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this offering.

The following factors could affect our share price:

•	our operating and financial performance;
•	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;
•	the public reaction to our press releases, our other public announcements and our filings with the SEC;
•	strategic actions by our competitors;
•	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
•	speculation in the press or investment community;
•	the failure of research analysts to cover our Ordinary Shares;
•	sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;
•	changes in accounting principles, policies, guidance, interpretations or standards;
•	additions or departures of key management personnel;
•	actions by our shareholders;
•	domestic and international economic, legal and regulatory factors unrelated to our performance; and
•	the realization of any risks described under this “Risk Factors” section.

13

As filed with the Securities and Exchange Commission on August 23, 2024.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, diver our management’s attention and resources and harm our business, operating results and financial condition.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also make it more difficult for us to sell equity-related securities in the future at a time and price that we deem reasonable or appropriate.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on average of the quarterly values of the assets) during such year is attributable to assets that that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income assets, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year ended December 31, 2021 or in the foreseeable future. However, the determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of Ordinary Shares, which is subject to change and may be volatile.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one of more taxable years.

14

As filed with the Securities and Exchange Commission on August 23, 2024.

If we are a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attention report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. We will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

15

As filed with the Securities and Exchange Commission on August 23, 2024.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

If we cannot satisfy, or continue to satisfy, the initial listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market does not list our securities or subsequently delists our securities from trading, we could face significant consequences, including:

•          limited availability for market quotations for our securities;

•          reduced liquidity with respect to our securities;

•          a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;

16

As filed with the Securities and Exchange Commission on August 23, 2024.

•          limited amount of news and analyst coverage; and

•          a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•          actual or anticipated fluctuations in our revenue and other operating results;

•          the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

•          actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

•          announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;

•          price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

•          lawsuits threatened or filed against us; and

•          other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

17

As filed with the Securities and Exchange Commission on August 23, 2024.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices for public companies. We expect that these rules and regulations will increase our legal, accounting and financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

We are an emerging growth company and a smaller reporting company, and the reduced disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our common stock less attractive to investors.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act, or JOBS Act, and may remain an emerging growth for up to five years following the fifth anniversary of the date of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. The reduced disclosure and other requirements that we may take advantage of include:

•          not being required to have our registered independent public accounting firm attest to management’s assessment of our internal control over financial reporting;

•          presenting reduced disclosure about our executive compensation arrangements;

•          not being required to hold non-binding advisory votes on executive compensation or golden parachute arrangements;

•          being exempt from any rule adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation and identification of critical audit matters, and

•          relying on extended transition periods for complying with new or revised accounting standards, a result of which is that our financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements.

18

As filed with the Securities and Exchange Commission on August 23, 2024.

We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may decline or be more volatile.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700.0 million and our annual revenue is less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700.0 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Reports on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

We do not intend to pay cash dividends for the foreseeable future, and as a result, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

Following this offering, we currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant.

As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases.

19

As filed with the Securities and Exchange Commission on August 23, 2024.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;
●	our ability to develop and market new products;
●	the continued market acceptance of our products;
●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
●	our ability to manage operations-related risk;
●	our expectations and management of future growth;
●	our expectations concerning relationships with third parties;
●	our ability to maintain, protect and enhance our intellectual property;
●	our ability to successfully acquire and integrate companies and assets;
●	the increased expenses associated with being a public company；
●	exposure to product liability and defect claims;
●	protection of our intellectual property rights;
●	changes in the laws that affect our operations；
●	inflation and fluctuations in foreign currency exchange rates;
●	our ability to obtain all necessary government
●	certifications, approvals, and/or licenses to conduct our business;
●	continued development of a public trading market for our securities;
●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
●	managing our growth effectively;
●	fluctuations in operating results;
●	dependence on our senior management and key employees; and
●	other factors set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

20

As filed with the Securities and Exchange Commission on August 23, 2024.

Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

21

As filed with the Securities and Exchange Commission on August 23, 2024.

USE OF PROCEEDS

We currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes, including, among other things, capital expenditures.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our strategic initiatives, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities.

22

As filed with the Securities and Exchange Commission on August 23, 2024.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

23

As filed with the Securities and Exchange Commission on August 23, 2024.

CAPITALIZATION

The following table sets forth our capitalization as of Dec 31, 2023 as follows:

●	An actual basis; and

●	A pro forma reflecting the sale of shares of our Common Stock in this offering, based on a public offering price of $ , and our receipt of the estimated $ in net proceeds from this offering, after deducting the underwriter’s discounts and non-accountable cost allowance and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	Actual	Pro Forma After the Public Offering
Cash and cash equivalents	4,080,153
Shareholder’s Equity:	20,881,928
Common Stock, $0.001 par value: 100,000,000 shares authorized, actual and pro forma; 10,000,000 shares issued and outstanding, actual and 11,150,000 shares issued and outstanding, pro forma	10,000	11,150
Additional paid-in capital	0
Accumulated deficit
Total stockholders’ equity
Total capitalization

24

As filed with the Securities and Exchange Commission on August 23, 2024.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and the pro forma net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders on December 31, 2023 was $           or approximately $           per Ordinary Share. Net tangible book value per Ordinary Share as of December 31, 2023 represents the amount of total assets less intangible assets and total liabilities, divided by the number of Ordinary Shares outstanding.

Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2023, will be $           or approximately $           per Ordinary Share. This would result in dilution to investors in this offering of approximately $           per Ordinary Share or approximately          % from the assumed offering price of $           per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $           per share attributable to the purchase of the Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Share Capital” for more details.

Offering
Initial public offering price per share
Net tangible book value per share as of December 31, 2023
Increase in net tangible book value per share to the existing stockholders attributable to this offering
Adjusted net tangible book value per share after this offering
Dilution in net tangible book value per share to new investors

The following table sets forth, on an as adjusted basis as of December 30, 2023, the difference between the number of common stock purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $5 per share:

	Shares Purchased		Total Cash Consideration
	Number	Percent	Amount	Percent
Existing shareholders	10,000,000	90.91%
New investors from public offering	1,000,000	9.09%
Total	11,000,000	100.00%

25

As filed with the Securities and Exchange Commission on August 23, 2024.

BUSINESS

Our Mission

To create a more elegant, sustainable, actual and compassionate jewelry industry.

Our Company

ZC GOLD is an innovative, customer-first jewelry company, and a global leader in customized jewelry. We offer exclusive designs with superior craftsmanship and supply chain transparency, delivered to customers through a highly personalized omnichannel experience.

Our mission is to create a elegant, sustainable, actual and compassionate jewelry industry, and we are proud to offer customers distinctive and thoughtfully designed products that they can truly feel good about wearing.

Founded in 2023, we are a jewelry manufacturer, designer, wholesaler and retailer. While focusing on our mission and enhancing the omni-channel customer experience, we have gathered a group of high-quality management elites and research and development personnel, and set up a management team and marketing team with strong sense of responsibility, willingness to pay, and the courage to open up the market, which has rapidly expanded the scale of our business. At present, the company has established a vertically integrated business model and a huge sales network that can directly reach all over the world, providing services to our customers through an intuitive digital business platform and offline showrooms.

Our Opportunity

Global Jewelry Market

The global jewelry industry was estimated to be approximately $300 billion in 2023. Despite its size, the jewelry industry is highly fragmented and includes players like mall jewelers, local independent stores, and department stores, among others. According to The Bain Report, approximately 65% of the diamond jewelry retail industry is composed of small retailers. Many small jewelry retailers are struggling to address evolving consumer preferences for personalization and e-commerce, and are further limited by reduced purchasing power and an inventory-heavy model. Many mall jewelers have also been slow to modernize an outdated retail experience, and face declining foot traffic. We believe the rapidly changing industry provides ample opportunity for ZC GOLD to take share.

Our Difference

We are changing the way people shop for fine jewelry by offering a joyful, personalized, and meaningful jewelry experience. We believe ZC GOLD has the right omnichannel model, award-winning designs, and mission-driven brand to serve the next generation fine jewelry consumer.

26

As filed with the Securities and Exchange Commission on August 23, 2024.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position/Title
YUEXIN CHEN		Chairman of Board of Directors

GUICHENG FU		Chief Executive Officer and Director

SHUAI HAN		Chief Financial Officer and Director

Family Relationships

None of the directors, director appointees, or executive officers has a family relationship as defined in Item 401 of Regulation S-K.

Board of Directors

Our board of directors will consist of five directors upon the SEC’ s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part, three of whom are independent directors within the meaning of Nasdaq Marketplace Rule 5605(a)(2) and Rule 10A-3 under the Exchange Act.

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Board Committees

Prior to the completion of this offering, we intend to establish an audit committee, a compensation committee and a nomination and corporate governance committee under our board of directors. We intend to adopt a charter for each of the committees prior to the completion of this offering. Each committee’s members and functions are described below.

27

As filed with the Securities and Exchange Commission on August 23, 2024.

Audit Committee

The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

•     appointing or removing the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditor;

•     setting clear hiring policies for employees or former employees of the independent auditor;

•     reviewing with the independent auditor any audit problems or difficulties and management’s response;

•     reviewing and approving all related-party transactions;

•     discussing the annual audited financial statements with management and the independent auditor;

•     discussing with management and the independent auditor major issues regarding accounting principles and financial statement presentations;

•     reviewing analyzes or other written communications prepared by management or the independent auditor relating to significant financial reporting issues and judgments made in connection with the preparation of the financial statements;

•     reviewing with management and the independent auditor the effect of key transactions, related-party transactions and off-balance sheet transactions and structures;

•     reviewing with management and the independent auditor the effect of regulatory and accounting initiatives;

•     reviewing policies with respect to risk assessment and risk management;

•     reviewing our disclosure controls and procedures and internal control over financial reporting;

•     reviewing reports from the independent auditor regarding all critical accounting policies and practices to be used by our company;

•     establishing procedures for the receipt, retention and treatment of complaints we received regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•     periodically reviewing and reassessing the adequacy of our audit committee charter;

•     evaluating the performance, responsibilities, budget and staffing of our internal audit function and reviewing and approving the internal audit plan; and

•     reporting regularly to the board of directors.

Compensation Committee

Our compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our executive officers. The compensation committee is responsible for, among other things:

•     reviewing and approving, or recommending to the board for its approval, the compensation of our executive officers;

•     reviewing and evaluating our executive compensation and benefits policies generally;

•     in consultation with our chief executive officer, periodically reviewing our management succession planning;

•     reporting to our board of directors periodically;

•     evaluating its own performance and reporting to our board of directors on such evaluation;

•     periodically reviewing and assessing the adequacy of the compensation committee charter and recommending any proposed changes to our board of directors; and

•     selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

28

As filed with the Securities and Exchange Commission on August 23, 2024.

Nomination and Corporate Governance Committee

The nomination and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nomination and corporate governance committee is responsible for, among other things:

•     identifying and recommending to the board of directors qualified individuals for membership on the board of directors and its committees;

•     evaluating, at least annually, its own performance and reporting to the board of directors on such evaluation;

•     leading our board of directors in a self-evaluation to determine whether it and its committees are functioning effectively;

•     reviewing the evaluations prepared by each board committee of such committee’s performance and considering any recommendations for proposed changes to our board of directors;

•     reviewing and approving compensation (including equity-based compensation) for our directors;

•     overseeing compliance with the corporate governance guidelines and code of business conduct and ethics and reporting on such compliance to the board of directors; and

•     reviewing and assessing periodically the adequacy of its charter and recommending any proposed changes to the board of directors for approval.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

29

As filed with the Securities and Exchange Commission on August 23, 2024.

PRINCIPAL SHAREHOLDERS

The following table sets forth the beneficial ownership of our common stock (i) as of and (ii) immediately following this offering, as adjusted to reflect the sale of shares of common stock by us, in each case, by the following individuals or groups:

●	each of our directors;
●	each of our named executive officers;
●	all of our directors and executive officers as a group; and
●	each person, or group of affiliated persons, who is known by us to beneficially own more than 1% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before                 , 2024, which is 60 days after                 , 2024. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

	Ordinary Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	%	Number	%
Directors and Executive Officers:

GUICHENG FU	9,900,000	99.00%	9,900,000	90%

SHUAI HAN	100,000	1.00%	100,000	0.91%

All executive officers, continuing directors and director nominees as a group (2 persons)	10,000,000	100%	10,000,000	90.91%

30

As filed with the Securities and Exchange Commission on August 23, 2024.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to the ZC GOLD Jewelry INC Certificate of Incorporation, as amended and Amended and Restated Bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the Colorado Corporations And Associations Laws.

Authorized Capitalization

Upon the closing of this offering and the filing of our amended and restated certificate of incorporation with the Secretary of State of the State of Colorado, our authorized capital stock will consist of 100,000,000 shares of common stock, par value $0.0001 per share. All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable. Immediately prior to this offering, there has been no public market for our common stock. Upon completion of this offering, there will be 11,000,000 shares of common stock outstanding (or 11,150,000 shares if the underwriters exercise their over-allotment option in full).

Common Stock

Outstanding Shares

As of August 10, 2024, there were 10,000,000 shares of common stock outstanding, held by 2 stockholders of record.

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors.

Dividends

The holders of our common stock are entitled to receive dividends out of funds legally available if our Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine. See “Dividend Policy” for additional information.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

31

As filed with the Securities and Exchange Commission on August 23, 2024.

Anti-Takeover Provisions

Our amended bylaws, our amended articles of incorporation and Nevada law contain provisions which could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by our Board. Our corporate governance documents include provisions:

• limiting the liability of, and providing indemnification to, our directors and officers;

•limiting the ability of our stockholders to call and bring business before special meetings;

•controlling the procedures for the conduct and scheduling of Board and stockholder meetings;

•providing our Board with the express power to postpone previously scheduled annual meetings;

•providing for the removal of directors only upon vote or written consent of stockholders representing not less than two-thirds of the issued and outstanding capital stock entitled to voting power; and

•providing our Board with the ability to issue, without stockholder approval, shares of undesignated preferred stock, with such voting or other rights or preferences.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management.

Listing

We have applied to list our common stock on the Nasdaq under the trading symbol “ZCXX”.

32

As filed with the Securities and Exchange Commission on August 23, 2024.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares outstanding assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. Of that amount, Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Lock-Up Agreements

Our directors, executive officers and shareholders have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 6 months after the date of this prospectus, without the prior written consent of the presentative. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting.”

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

33

As filed with the Securities and Exchange Commission on August 23, 2024.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●     1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or

●     the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Registration Statement

In connection with this offering, we intend to file a registration statement on Form S-8 under the Securities Act registering the issuance and sale of all of the shares of our common stock subject to outstanding options and the shares of our common stock reserved for issuance under our equity incentive plans. We expect to file this registration statement as soon as permitted under the Securities Act. However, the shares registered on Form S-8 may be subject to the volume limitations and the manner of sale, notice, and public information requirements of Rule 144 and will not be eligible for resale until expiration of the lock-up and market stand-off agreements to which they are subject.

34

As filed with the Securities and Exchange Commission on August 23, 2024.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

This section describes the material U.S. federal income and estate tax consequences of the ownership and disposition of shares of common stock by a non-U.S. holder. You are a non-U.S. holder if you are a beneficial owner of shares of our common stock and you are, for U.S. federal income tax purposes:

●	a nonresident alien individual,
●	a foreign corporation, or
●	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from stock.

This section does not consider the specific facts and circumstances that may be relevant to a particular non-U.S. holder and does not address the Medicare tax on net investment income or the treatment of a non-U.S. holder under the laws of any state, local or foreign taxing jurisdiction. In addition, this section addresses only shares of our common stock that are held as capital assets for U.S. federal income tax purposes (generally, property held for investment). This section is based on the tax laws of the United States, including the Internal Revenue Code (the “Code”), existing and proposed regulations, and administrative and judicial interpretations, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes holding our common stock should consult its tax advisors with regard to the U.S. federal income tax treatment of the ownership and disposition of our common stock.

You should consult a tax advisor regarding the U.S. federal tax consequences of acquiring, holding and disposing of common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

Dividends

We currently do not anticipate paying any dividends with respect to our common stock. However, if we make a distribution of cash or other property (other than certain distributions of our common stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of your tax basis in our common stock (and will reduce your basis in such common stock), and, to the extent such portion exceeds your tax basis in our common stock, the excess will be treated as gain from the taxable disposition of the common stock, the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock.”

Except as described below, dividends paid to you on common stock are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the withholding agent will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to the withholding agent:

35

As filed with the Securities and Exchange Commission on August 23, 2024.

Except as described below, dividends paid to you on common stock are subject to withholding of U.S. federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, the withholding agent will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to the withholding agent:

●	a valid U.S. Internal Revenue Service (“IRS”) Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-U.S. person and your entitlement to the lower treaty rate with respect to such payments, or

●	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of U.S. withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, withholding agents are generally not required to withhold tax from the dividends, provided that you have furnished to the withholding agent a valid IRS Form W-8ECI or an acceptable substitute form upon which you certify under penalties of perjury that:

●	you are a non-U.S. person, and

●	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed on a net income basis at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations.

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Common Stock

You generally will not be subject to U.S. federal income tax on gain that you recognize on the sale or other disposition of our common stock unless:

●	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting the holder to U.S. taxation on a net income basis;

●	you are an individual, you are present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions exist; or

●	we are or have been a “U.S. real property holding corporation” (as described below), at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, you are not eligible for a treaty exemption, and either (i) our common stock is not regularly traded on an established securities market (such as The NASDAQ) during the calendar year in which the disposition occurs or (ii) you owned or are deemed to have owned, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, more than 5% of our common stock.

36

As filed with the Securities and Exchange Commission on August 23, 2024.

If the gain from the disposition of shares of our common stock is effectively connected with your conduct of a trade or business in the United States (and, if required by a tax treaty, the gain is attributable to a permanent establishment that you maintain in the United States), you will be subject to tax on the net gain derived from the disposition at rates applicable to U.S. citizens, resident aliens and domestic U.S. corporations. If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. If you are an individual non-U.S. holder described in the second bullet point immediately above, you will be subject to a flat 30% tax (unless an applicable income tax treaty provides otherwise) on the gain derived from the disposition, which may be offset by U.S. source capital losses, even though you are not considered a resident of the United States.

We will be a U.S. real property holding corporation if, on any applicable determination date, the fair market value of our “U.S. real property interests,” as defined in the Code and applicable U.S. Treasury regulations, equals or exceeds 50% of the aggregate fair market value of our worldwide real property interests and our other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). Although there can be no assurance, we believe that we are not currently, and we do not anticipate becoming, a “U.S. real property holding corporation” for U.S. federal income tax purposes. As discussed above, however, even if we are or become a U.S. real property holding corporation, you will not be subject to U.S. federal income tax on any gain that you recognize on the sale or other disposition of our common stock by reason of our status as a U.S. real property holding corporation, provided that (i) our common stock is regularly traded on an established securities market (such as The NASDAQ) during the calendar year in which the disposition occurs and (ii) you have not owned or have been deemed to have owned, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, more than 5% of our common stock. If, however, you are subject to U.S. federal income tax on any gain that you recognize on the sale or other disposition of our common stock by reason of our status as a U.S. real property holding corporation (i.e., the requirements in the proviso in the preceding sentence are not satisfied), such gain would generally be subject to U.S. federal income tax (but not branch profits tax) in the same manner as “effectively connected” gain discussed above, and a 15% withholding tax may apply to the gross proceeds from such disposition (but not if our common stock is regularly traded on an established securities market).

FATCA Withholding

Pursuant to sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of dividends that you receive in respect of our common stock could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold our common stock through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

Federal Estate Taxes

If you hold our common stock at the time of your death, it will be included in your gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

37

As filed with the Securities and Exchange Commission on August 23, 2024.

Backup Withholding and Information Reporting

We and other payors are required to report payments of dividends on our common stock on IRS Form 1042-S even if the payments are exempt from withholding. You are otherwise generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of our common stock effected at a U.S. office of a broker provided that either (i) you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-U.S. person, or (ii) you otherwise establish an exemption.

Payment of the proceeds from the sale of our common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

Any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability (if any), and you generally will be entitled to a refund of any amounts withheld that exceed your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

38

As filed with the Securities and Exchange Commission on August 23, 2024.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with                       , as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Shares

Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the Representative’s option to purchase additional Ordinary Shares described below.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to seven percent (7%) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price
Underwriting fees and commissions (7%)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $              . Such accountable out-of-pocket expenses include no more than $              in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $                 and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $                 , background checks expenses not to exceed $                 , and DTC eligibility fees and expenses not to exceed $                 . We have paid to $ in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $.

39

As filed with the Securities and Exchange Commission on August 23, 2024.

We are discussing the offering with some underwriters. As of the date of this prospectus, we have not yet determined that the underwriters have entered into an underwriting agreement. The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

Lock-Up Agreements

Each of our directors, executive officers, and principal shareholders (5% or more shareholders) of our Ordinary Shares has also entered into a similar lock-up agreement for a period of six (6) months from the effective date of this registration statement of which this prospectus forms a part, subject to certain exceptions, with respect to our Ordinary Shares and securities that are substantially similar to our Ordinary Shares.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to its online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

●	may not engage in any stabilization activity in connection with our securities; and
●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Selling Restrictions Outside the United States

No action may be taken in any jurisdiction other than the United States that would permit a public offering of our Ordinary Shares or the possession, circulation, or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

40

As filed with the Securities and Exchange Commission on August 23, 2024.

Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a)     you confirm and warrant that you are either:

(i)       “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

(ii)       “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

(iii)       person associated with the company under section 708(12) of the Corporations Act; or

(iv)       “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act;

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance; and

(b)       you warrant and agree that you will not offer any of the Ordinary Shares issued to you pursuant to this document for resale in Australia within 12 months of those Ordinary Shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada.  The Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted customers, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Ordinary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands. This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the Ordinary Shares, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any Ordinary Shares in the Cayman Islands.

41

As filed with the Securities and Exchange Commission on August 23, 2024.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State unless the prospectus has been approved by the competent authority in such Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	by the underwriters to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

 Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or the underwriters to produce a prospectus for such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and the underwriters that:

●	it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

●	in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

42

As filed with the Securities and Exchange Commission on August 23, 2024.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Hong Kong. The Ordinary Shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Ordinary Shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Ordinary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Malaysia. The shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Japan. The Ordinary Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and Ordinary Shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

People’s Republic of China. This prospectus has not been and will not be circulated or distributed in the PRC, and Ordinary Shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

43

As filed with the Securities and Exchange Commission on August 23, 2024.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Ordinary Shares may not be circulated or distributed, nor may our Ordinary Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our Ordinary Shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Ordinary Shares under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

Taiwan The Ordinary Shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing, or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Ordinary Shares in Taiwan.

United Kingdom. An offer of the Ordinary Shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the shares must be complied with in, from or otherwise involving the United Kingdom.

Socialist Republic of Vietnam. This document has not been and will not be registered or filed with, or approved by, and the shares have not been and will not be registered or filed with, or approved by, the State Securities Commission of Vietnam pursuant to securities laws of Vietnam and may not be offered or sold in Vietnam through a public offering or in circumstances which constitute an offer within the meaning of the securities laws of Vietnam.

44

As filed with the Securities and Exchange Commission on August 23, 2024.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 (including the exhibits, schedules and amendments to the registration statement) under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the shares of our common stock to be sold in this offering, we refer you to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other documents to which we make reference are not necessarily complete. In each instance, we refer you to the copy of such contract, agreement or other document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. The information we file with the SEC or contained on or accessible through our corporate web site or any other web site that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may read and copy this information at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an internet site that contains periodic and current reports, information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

45

As filed with the Securities and Exchange Commission on August 23, 2024.

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

ZC GOLD Jewelry INC AND SUBSIDIARIES

TABLE OF CONTENTS

Consolidated Financial Statements

Unaudited Condensed Consolidated Balance Sheets as of December 31, 2023	47

Unaudited Condensed Consolidated Statements of Income and Comprehensive Income for the Fiscal Years Ended December 31, 2023	48

Unaudited Condensed Consolidated Statements of Cash Flows for the Fiscal Years Ended December 31, 2023	49

46

As filed with the Securities and Exchange Commission on August 23, 2024.

ZC GOLD Jewelry INC AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

December 31, 2023
Assets
Current assets:
Cash and cash equivalents	4,080,153
Accounts receivable, net	125,030
Prepaid expenses and other current assets	453,550
Other receivables	536,664
Inventories	21,680,099
Total current assets	26,875,496

Non-current assets:
Property, plant and equipment, net	412,400
Other long-term assets and deposits	0
Operating lease right of use asset, net	0
Long-term prepaid expenses	0
Total non-current assets	412,400
Total assets	27,287,896

Liabilities
Current liabilities:
Taxes payable	113,256
Short term loan	0
Salary and welfare payable	329,059
Prepayments	4,773,203
Other payables	1,190,450
Total current liabilities	6,405,968

Non-Current Liabilities
Long-term payables	0
Total non-current liabilities	0
TOTAL LIABILITIES	6,405,968

Shareholders’ equity
Ordinary shares	10,000
Additional paid in capital	0
Accumulated other comprehensive income (loss)	20,871,928
Total shareholders’ equity	20,881,928
Total liabilities and shareholders’ equity	27,287,896

47

As filed with the Securities and Exchange Commission on August 23, 2024.

GOLD Jewelry INC AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

December 31, 2023
REVENUES	49,680,025
COST OF REVENUES	37,560,043
GROSS PROFIT	12,119,982

OPERATING EXPENSES
Selling, general and administrative	4,993,722
Other expense	0
INCOME (LOSS) FORM OPERATIONS	4,993,722

OTHER INCOME (EXPENSE)
Other income	20,011
Other expenses	13,300

INCOME BEFORE INCOME TAX EXPENSE	7,132,971
INCOME TAX EXPENSE	1,764,492
NET INCOME	5,368,479

48

As filed with the Securities and Exchange Commission on August 23, 2024.

ZC GOLD Jewelry INC AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

December 31, 2023
Cash flows from operating activities
Cash received from sales of finished goods, merchandise and services	50,080,485
Other cash received in connection with operating activities	23,011
Payment of Employees Salaries	3,458,783
Payment of Taxes	2,902,547
Other cash paid in connection with operating activities	39,662,013
Net cash (used in) generated by operating activities	4,080,153

Cash flows from investing activities	0
Net cash (used in) generated by investing activities	0

Cash flows from financing activities	0
Net cash (used in) generated financing activities	0

Net increase in cash	4,080,153
Cash balance at the beginning of the period	0
Cash balance at the end of the period	4,080,153

49

As filed with the Securities and Exchange Commission on August 23, 2024.

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 1 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado, US on the August 16, 2024.

ZC GOLD Jewelry INC

By:	/s/ YUEXIN CHEN
Name: YUEXIN CHEN
Title: Chairman of Board of Directors

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date
YUEXIN CHEN	Chairman of Board of Directors	August 16, 2024
GUICHENG FU	Chief Executive Officer and Director	August 16, 2024
SHUAI HAN	Chief Financial Officer and Director	August 16, 2024

50